Exhibit 4

AMENDMENT TO TRANSACTION AGREEMENT

This Amendment (this "Amendment") to the Transaction Agreement (the "Agreement"), dated as of August 14, 2014, by and among Monster Beverage Corporation, a Delaware corporation (the "Company"), New Laser Corporation, a Delaware corporation and wholly-owned Subsidiary of the Company ("NewCo"), New Laser Merger Corp., a Delaware corporation and wholly-owned Subsidiary of NewCo ("Merger Sub"), The Coca-Cola Company, a Delaware corporation ("Parent"), and European Refreshments, a company formed under the laws of Ireland and an indirect wholly-owned Subsidiary of Parent (the "Purchaser"), is made as of March 16, 2018.  Except as otherwise indicated, capitalized terms used herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to Section 12.4 of the Agreement, the Parent, the Purchaser and NewCo wish to amend Section 8.10(b) of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 8.10(b) of the Agreement. Section 8.10(b) of the Agreement is hereby deleted and replaced in its entirety as follows:

"(b) From the Closing until the earlier of (i) June 12, 2019 and (ii) the first date on which the Purchaser has Beneficial Ownership of at least 20% of the aggregate number of shares of NewCo Common Stock then outstanding (the "Initial Board Representation Period"), the Purchaser shall have the right to designate to the NewCo Board a number of individuals who satisfy the Director Requirements equal to the greater of (A) two or (B) 20% of the size of the NewCo Board at any time (rounded up to the next whole number)."

2.
Effect of Amendment.  Except as and to the extent expressly modified by this Amendment, the Agreement, as so amended by this Amendment, will remain in full force and effect in all respects.  Each reference to "hereof," "herein," "hereby," "herewith," and "this Agreement" in the Agreement will from and after the effective date hereof refer to the Agreement as amended by this Amendment.  Subject to the immediately preceding sentence, the provisions set forth in Section 1.3 of the Agreement relating to construction will apply to this Amendment.

3.
Entire Agreement.  The Agreement (as amended by this Amendment), together with the exhibits and schedules thereto, and the other written agreements entered into between the parties in connection with the Agreement or subsequent thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  To the extent any provision of the Agreement is inconsistent with any provision of this Amendment, the terms of this Amendment will control.

4.
Counterparts and Execution. This Amendment may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a ".pdf" format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

MONSTER BEVERAGE CORPORATION (f/k/a NEW LASER CORPORATION)

By:	/s/ Rodney C. Sacks
	Name:	Rodney C. Sacks
	Title:	Chairman & CEO

THE COCA-COLA COMPANY

By:	/s/ Marie Quintero-Johnson
	Name:	Marie Quintero-Johnson
	Title:	Vice President

EUROPEAN REFRESHMENTS

By:	/s/ Owen Desmond
	Name:	Owen Desmond
	Title:	Director